Q3 2020 Update Exhibit 99.1

Highlights 03 Financial Summary04 Operational Summary06 Vehicle Capacity 07 Core Technology 08 Other Highlights09 Outlook10 Battery Day Highlights11 Photos & Charts13 Financial Statements23 Additional Information28

The third quarter of 2020 was a record quarter on many levels. Over the past four quarters, we generated over $1.9B of free cash flow while spending $2.4B on new production capacity, service centers, Supercharging locations and other capital investments.  While we took additional SBC expense in Q3, our GAAP operating margin reached 9.2%. We are increasingly focused on our next phase of growth. Our most recent capacity expansion investments are now stabilizing with Model 3 in Shanghai achieving its designed production rate and Model Y in Fremont expected to reach capacity-level production soon. During this next phase, we are implementing more ambitious architectural changes to our products and factories to improve manufacturing cost and efficiency. We are also expanding our scope of manufacturing to include additional areas of insourcing. At Tesla Battery Day, we announced our plans to manufacture battery cells in-house to aid in our rapid expansion plan. We believe our new 4680 cells are an important step forward to reduce cost and improve capital efficiency, while improving performance. We continue to see growing interest in our cars, storage and solar products and remain focused on cost-efficiency while growing capacity as quickly as possible. $5.9B increase in our cash and cash equivalents in Q3 to $14.5B Operating cash flow less capex (free cash flow) of $1.4B in Q3 Cash Record vehicle deliveries, profitability and free cash flow Buildout of three new factories on three continents continues as planned First step of FSD beta rollout started in Oct. 2020 Profitability $809M GAAP operating income; 9.2% operating margin in Q3 $331M GAAP net income; $874M non-GAAP net income (ex-SBC) in Q3 SBC expense increased to $543M (driven by 2018 CEO award milestones) Operations S U M M A R Y H I G H L I G H T S 3 SBC = stock-based compensation

FINANCIAL SUMMARY
(Unaudited)

($ in millions, except percentages and per share data)	Q3-2019	Q4-2019	Q1-2020	Q2-2020	Q3-2020	QoQ	YoY
Automotive revenues	5,353	6,368	5,132	5,179	7,611	47%	42%
of which regulatory credits	134	133	354	428	397	-7%	196%
Automotive gross profit	1,222	1,434	1,311	1,317	2,105	60%	72%
Automotive gross margin	22.8%	22.5%	25.5%	25.4%	27.7%	223 bp	483 bp
Total revenues	6,303	7,384	5,985	6,036	8,771	45%	39%
Total gross profit	1,191	1,391	1,234	1,267	2,063	63%	73%
Total GAAP gross margin	18.9%	18.8%	20.6%	21.0%	23.5%	253 bp	462 bp
Operating expenses	930	1,032	951	940	1,254	33%	35%
Income from operations	261	359	283	327	809	147%	210%
Operating margin	4.1%	4.9%	4.7%	5.4%	9.2%	381 bp	508 bp
Adjusted EBITDA	1,083	1,175	951	1,209	1,807	49%	67%
Adjusted EBITDA margin	17.2%	15.9%	15.9%	20.0%	20.6%	57 bp	342 bp
Net income attributable to common stockholders (GAAP)	143	105	16	104	331	218%	131%
Net income attributable to common stockholders (non-GAAP)	342	386	227	451	874	94%	156%
EPS attributable to common stockholders, diluted (GAAP) [1]	0.16	0.11	0.02	0.10	0.27	170%	69%
EPS attributable to common stockholders, diluted (non-GAAP) [1]	0.37	0.41	0.23	0.44	0.76	73%	105%
Net cash provided by (used in) operating activities	756	1,425	(440)	964	2,400	149%	217%
Capital expenditures	(385)	(412)	(455)	(546)	(1,005)	84%	161%
Free cash flow	371	1,013	(895)	418	1,395	234%	276%
Cash and cash equivalents	5,338	6,268	8,080	8,615	14,531	69%	172%

[1] Prior period results have been retroactively adjusted to reflect the five-for-one stock split effected in the form of a stock dividend in August 2020.
EPS = Earnings per share

4 TESLA

FINANCIAL SUMMARY

Revenue

Total revenue grew 39% YoY in Q3. This was achieved mainly through substantial growth in vehicle deliveries as well as growth in other parts of the business. At the same time, vehicle average selling price (ASP) declined slightly compared to the same period last year as our product mix continues to shift from Model S and Model X to the more affordable Model 3 and Model Y.

Profitability

Our operating income improved in Q3 to a record level of $809M, resulting in a 9.2% operating margin. This profit level was reached while we took increased SBC expense in Q3 attributable to the 2018 CEO award, of which $290M was triggered by a significant increase in share price and market capitalization and a new operational milestone becoming probable. Positive profit impacts included strong volume, better fixed cost absorption and continuous cost reduction.

Cash

Quarter-end cash and cash equivalents increased by $5.9B QoQ to $14.5B, driven mainly by our recent capital raise of $5.0B (average price of this offering was ~$449/share) combined with free cash flow of $1.4B and partially offset by reduced use of working capital credit lines. Since our days payable outstanding (DPO) are higher than days sales outstanding (DSO), revenue growth results in additional cash generation from working capital. DPO and DSO both declined sequentially in Q3 2020.

5

T E S L A

Q3-2019 Q4-2019 Q1-2020 Q2-2020 Q3-2020 QoQ YoY Model S/X production 16,318 17,933 15,390 6,326 16,992 169% 4% Model 3/Y production 79,837 86,958 87,282 75,946 128,044 69% 60% Total production 96,155 104,891 102,672 82,272 145,036 76% 51% Model S/X deliveries 17,483 19,475 12,230 10,614 15,275 44% -13% Model 3/Y deliveries 79,703 92,620 76,266 80,277 124,318 55% 56% Total deliveries 97,186 112,095 88,496 90,891 139,593 54% 44%    of which subject to operating lease accounting 9,086 8,848 6,104 4,716 10,014 112% 10% Total end of quarter operating lease vehicle count 44,241 49,901 53,159 54,519 61,638 13% 39% Global vehicle inventory (days of supply)(1) 18 10 25 17 14 -18% -22% Solar deployed (MW) 43 54 35 27 57 111% 33% Storage deployed (MWh) 477 530 260 419 759 81% 59% Store and service locations 417 433 438 446 466 4% 12% Mobile service fleet 719 743 756 769 780 1% 8% Supercharger stations 1,653 1,821 1,917 2,035 2,181 7% 32% Supercharger connectors 14,658 16,104 17,007 18,100 19,437 7% 33% (1) Days of supply is calculated by dividing new car ending inventory by the quarter’s deliveries and using 75 trading days (aligned with Automotive News definition). 6 O P E R A T I O N A L   S U M M A R Y (Unaudited)

VEHICLE CAPACITY

Fremont

We have recently increased capacity of Model 3 / Model Y to 500,000 units a year. In order to do this, we restarted our second paint shop, installed the largest die-casting machine in the world and upgraded our Model Y general assembly line. Production should reach full capacity toward the end of this year or beginning of next year.

Shanghai

Model 3 production capacity has increased to 250,000 units a year. We reduced the price of Model 3 to 249,900 RMB after incentives, making it the lowest-price premium mid-sized sedan[1] in China. This was enabled both by lower-cost batteries and an increased level of local procurement. As a result of this shift in cost and starting price, we recently added a third production shift to our Model 3 factory.

Berlin-Brandenburg

Construction of the Gigafactory in Berlin continues to progress rapidly. Buildings are under construction and equipment move-in will start over the coming weeks. At the same time, the Giga Berlin team continues to grow. Production is expected to start in 2021.

Installed Annual Capacity		Current	Status
Fremont	**Model S / Model X**	90,000	Production
	Model 3 / Model Y	500,000	Production
Shanghai	**Model 3**	250,000	Production
	Model Y	-	Construction
Berlin	**Model 3**	-	In development
	Model Y	-	Construction
Texas	**Model Y**	-	Construction
	Cybertruck	-	In development
United States	**Tesla Semi**	-	In development
	Roadster	-	In development

Installed capacity ≠ Current production rate. Production rate depends on pace of factory ramp, supply chain ramp, downtime related to factory upgrades, national holidays and other factors.


80%
70%
60%
50%
40%
30%
20%
10%
0%
Q1-2019
Q2-2019
Q3-2019
Q4-2019
Q1-2020
Q2-2020
Q3-2020

Delivery percentage of locally-made vehicles*

[1] Premium mid-sized sedan segment in China defined as Audi A4, BMW 3-Series, Mercedes C-Class and Tesla Model 3.

* Locally-made is defined as (i) cars made in Fremont and delivered in North America and (ii) cars made in China and delivered in China.

7

C O R E   T E C H N O L O G Y Autopilot & Full Self Driving (FSD) Our Autopilot team has been focused on a fundamental architectural rewrite of our neural networks and control algorithms. This rewrite will allow the remaining driving features to be released. In October, we sent the first FSD software update enabled by the rewrite to a limited number of Early Access Program users — City Streets. As we continue to collect data over time, the system will become more robust. Vehicle Software New software functionality was introduced since the start of Q3. In order to make our products safer from unauthorized access, we introduced the ability to enable 2-step verification via a smartphone. Additionally, among many other updates, we improved active suspension comfort, updated Powerwall-to-vehicle charging coordination and added an automated window close function and glovebox PIN access. Our Model Y AWD customers can now purchase a $2,000 software update that improves 0-60 mph time to just 4.3s.     Battery & Powertrain On September 22, we hosted Tesla Battery Day where we described a path to reducing battery pack cost per kWh by 56%, enabling production of a profitable $25,000 vehicle. This, in our view, is a critical component to exceed cost parity with internal combustion engine vehicles. Additionally, due to a simpler cell manufacturing process, we believe capex per GWh of battery capacity should decline by 69% compared to today’s production process.  How our vehicles see an intersection 8 How our Neural Net understands the same intersection (generalized approach for any unmapped intersection)

O T H E R H I G H L I G H T S Energy Business Our energy storage business reached record deployments of 759 MWh in Q3. Megapack production continued to ramp at Gigafactory Nevada as production volumes more than doubled in Q3. Powerwall demand remains strong and is growing, particularly as our solar business grows as many customers include a Powerwall with their solar installation. Additionally, we are seeing accelerating interest in Powerwall as concerns with grid stability grow, particularly in California. We continue to believe that the energy business will ultimately be as large as our vehicle business. Our recently introduced strategy of low cost solar (at $1.49/watt in the US after tax credit) is starting to have an impact. Total solar deployments more than doubled in Q3 to 57 MW compared to the prior quarter, with Solar Roof deployments almost tripling sequentially. While not yet at scale, we recently demonstrated a ~1.5-day Solar Roof install, as shown below in the photos. For Solar Roof, installation time is a key area of focus to accelerate the growth of this program. We continue to onboard hundreds of electricians and roofers to grow this business. 9 7:30 am Noon 2:00 pm (the next day)

OUTLOOK

Volume

We have the capacity installed to produce and deliver 500,000 vehicles this year. While achieving this goal has become more difficult, delivering half a million vehicles in 2020 remains our target. Achieving this target depends primarily on quarter over quarter increases in Model Y and Shanghai production, as well as further improvements in logistics and delivery efficiency at higher volume levels.

Cash Flow

We should have sufficient liquidity to fund our product roadmap, long-term capacity expansion plans and other expenses.

Profit

For the trailing 12 months, we achieved an operating margin of 6.3%. We expect our operating margin will continue to grow over time, ultimately reaching industry-leading levels with capacity expansion and localization plans underway.

Product

We are currently building Model Y capacity at Gigafactory Shanghai, Gigafactory Berlin and Gigafactory Texas, and remain on track to start deliveries from each location in 2021. Tesla Semi deliveries will also begin in 2021. We continue to significantly invest in our product roadmap.

10

B A T T E R Y D A Y H I G H L I G H T S

FIVE AREAS OF FOCUS

Area of improvement		Description	Range Increase*	$/kWh Cost Reduction*	$/GWh Capex Reduction*
Cell Design 		• After considering every form factor and cell size across quantifiable factors, we deemed 80 mm height by 46 mm diameter cylindrical to be best • These dimensions maximize vehicle range (pack level energy density) while minimizing manufacturing and product cost • The challenge is that large diameter cylindrical cells easily overheat during supercharging • We identified a tab-less design solution to resolve the overheating challenge and simplify manufacturing	16%	14%	7%
Cell Factory 	Electrode	• Current electrode production process involves mixing liquids with cathode or anode powders and using massive machinery to coat and dry electrode • New process allows going directly from cathode or anode powder to an electrode film	0%	18%	34%
	Winding	• Larger cells improve winder productivity • Incorporates our tab-less design			
	Assembly	• Large cells moving at high speed with simplification in process steps enables a single production line to have 20 GWh of capacity			
	Formation	• Leveraging our power electronics to densify and reduce costs of the final charging and testing step of millions of cells			
Anode Material 		• Silicon is a better anode material than graphite – stores 9x more lithium, but silicon expansion brings challenges • Silicon used in anodes today is highly engineered and expensive • Raw silicon with our coating design will cost just $1.20/kWh • Expansion of silicon is managed by stabilizing surface and by creating an elastic binder network	20%	5%	4%
Cathode Material 		• We are taking a diversified cathode approach to maximize available supply options: all usable in our 4680 cells • We are planning to manufacture cathode in-house, using far less water and reagents in a simplified production process • Focus on local sourcing for each cell factory to avoid unnecessary transportation cost • Actively pursuing pathways to vertically integrate lithium production for a portion of supply	4%	12%	16%
Cell-Vehicle Integration 		• Current EV design: cells to modules, modules to battery pack, battery pack to vehicle • Future EV design: cells directly integrated into vehicle body with giga castings • Battery is no longer carried as "luggage", will provide new utility as a load-bearing frame element • This unlocks high-efficiency factories and mechanical structures– best manufacturability, weight, range and cost	14%	7%	8%
Projected Total Improvement			**54%**	**56%**	**69%**

12

* Our current projections.

TESLA

P H O T O S & C H A R T S

G I G A F A C T O R Y   S H A N G H A I   -   M O D E L   Y   F A C T O R Y   ( F O R E G R O U N D ) ;   M O D E L   3   F A C T O R Y   ( B A C K G R O U N D ) 14

G I G A F A C T O R Y S H A N G H A I - M O D E L Y D I E C A S T 15

G I G A F A C T O R Y S H A N G H A I - M O D E L Y B O D Y S H O P 16

G I G A F A C T O R Y S H A N G H A I - M O D E L Y P A I N T S H O P 17

18 G I G A F A C T O R Y B E R L I N - M O D E L Y F A C T O R Y C O N S T R U C T I O N

19 G I G A F A C T O R Y T E X A S

20 M E G A P A C K P R O J E C T AT M O S S L A N D I N G

Vehicle Deliveries (units) Net Income ($B) K E Y   M E T R I C S   Q U A R T E R L Y  (Unaudited) 21 Operating Cash Flow ($B) Free Cash Flow ($B)

K E Y   M E T R I C S   T R A I L I N G   1 2   M O N T H S   ( T T M ) (Unaudited) Vehicle Deliveries (units) Operating Cash Flow ($B) Free Cash Flow ($B) Net Income ($B) 22

F I N A N C I A L S T A T E M E N T S

STATEMENT OF OPERATIONS
(Unaudited)

In millions of USD or shares as applicable, except per share data	Q3-2019	Q4-2019	Q1-2020	Q2-2020	Q3-2020
REVENUES					
Automotive sales	5,132	6,143	4,893	4,911	7,346
Automotive leasing	221	225	239	268	265
Total automotive revenue	5,353	6,368	5,132	5,179	7,611
Energy generation and storage	402	436	293	370	579
Services and other	548	580	560	487	581
Total revenues	6,303	7,384	5,985	6,036	8,771
COST OF REVENUES					
Automotive sales	4,014	4,815	3,699	3,714	5,361
Automotive leasing	117	119	122	148	145
Total automotive cost of revenues	4,131	4,934	3,821	3,862	5,506
Energy generation and storage	314	385	282	349	558
Services and other	667	674	648	558	644
Total cost of revenues	5,112	5,993	4,751	4,769	6,708
Gross profit	**1,191**	**1,391**	**1,234**	**1,267**	**2,063**
OPERATING EXPENSES					
Research and development	334	345	324	279	366
Selling, general and administrative	596	699	627	661	888
Restructuring and other	-	(12)	-	-	-
Total operating expenses	930	1,032	951	940	1,254
INCOME FROM OPERATIONS	**261**	**359**	**283**	**327**	**809**
Interest income	15	10	10	8	6
Interest expense	(185)	(170)	(169)	(170)	(163)
Other income (expense), net	85	(25)	(54)	(15)	(97)
INCOME BEFORE INCOME TAXES	176	174	70	150	555
Provision for income taxes	26	42	2	21	186
NET INCOME	150	132	68	129	369
Net income attributable to noncontrolling interests and redeemable noncontrolling interests	7	27	52	25	38
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	**143**	**105**	**16**	**104**	**331**
Less: Buy-out of noncontrolling interest	-	-	-	-	31
NET INCOME USED IN COMPUTING NET INCOME PER SHARE OF COMMON STOCK	143	105	16	104	300
Net income per share of common stock attributable to common stockholders[1]					
Basic	$ 0.16	$ 0.12	$ 0.02	$ 0.11	$ 0.32
Diluted	$ 0.16	$ 0.11	$ 0.02	$ 0.10	$ 0.27
Weighted average shares used in computing net income per share of common stock[1]					
Basic	897	902	915	928	937
Diluted	922	935	994	1,036	1,105

[1] Prior period results have been retroactively adjusted to reflect the five-for-one stock split effected in the form of a stock dividend in August 2020

24
TESLA

BALANCE SHEET
(Unaudited)

In millions of USD	30-Sep-19	31-Dec-19	31-Mar-20	30-Jun-20	30-Sep-20
ASSETS					
Current assets					
Cash and cash equivalents	5,338	6,268	8,080	8,615	14,531
Accounts receivable, net	1,128	1,324	1,274	1,485	1,757
Inventory	3,581	3,552	4,494	4,018	4,218
Prepaid expenses and other current assets	893	959	1,045	1,218	1,238
Total current assets	10,940	12,103	14,893	15,336	21,744
Operating lease vehicles, net	2,253	2,447	2,527	2,524	2,742
Solar energy systems, net	6,168	6,138	6,106	6,069	6,025
Property, plant and equipment, net	10,190	10,396	10,638	11,009	11,848
Operating lease right-of-use assets	1,234	1,218	1,197	1,274	1,375
Goodwill and intangible assets, net	537	537	516	508	521
Other non-current assets	1,473	1,470	1,373	1,415	1,436
Total assets	**32,795**	**34,309**	**37,250**	**38,135**	**45,691**
LIABILITIES AND EQUITY					
Current liabilities					
Accounts payable	3,468	3,771	3,970	3,638	4,958
Accrued liabilities and other	2,938	3,222	2,825	3,110	3,252
Deferred revenue	1,045	1,163	1,186	1,130	1,258
Customer deposits	665	726	788	713	708
Current portion of debt and finance leases (1)	2,030	1,785	3,217	3,679	3,126
Total current liabilities	10,146	10,667	11,986	12,270	13,302
Debt and finance leases, net of current portion (1)	11,313	11,634	10,666	10,416	10,559
Deferred revenue, net of current portion	1,140	1,207	1,199	1,198	1,233
Other long-term liabilities	2,714	2,691	2,667	2,870	3,049
Total liabilities	**25,313**	**26,199**	**26,518**	26,754	**28,143**
Redeemable noncontrolling interests in subsidiaries	600	643	632	613	608
Convertible senior notes	–	–	60	44	48
Total stockholders' equity	6,040	6,618	9,173	9,855	16,031
Noncontrolling interests in subsidiaries	842	849	867	869	861
Total liabilities and equity	**32,795**	**34,309**	**37,250**	**38,135**	**45,691**
(1) Breakdown of our debt is as follows:					
Vehicle and energy product financing (non-recourse)	**3,702**	**4,183**	**4,022**	**4,043**	**4,141**
Other non-recourse debt	155	355	708	1,415	605
Recourse debt	7,882	7,263	7,600	7,106	7,448
Total debt excluding vehicle and energy product financing	8,037	7,618	8,308	8,521	8,053

25

T E S L A

STATEMENT OF CASH FLOWS
(Unaudited)

In millions of USD	Q3-2019	Q4-2019	Q1-2020	Q2-2020	Q3-2020
CASH FLOWS FROM OPERATING ACTIVITIES					
Net income	150	132	68	129	369
Adjustments to reconcile net income to net cash provided by (used in) operating activities:					
Depreciation, amortization and impairment	530	577	553	567	584
Stock-based compensation	199	281	211	347	543
Other	69	204	175	167	269
Changes in operating assets and liabilities, net of effect of business combinations	(192)	231	(1,447)	(246)	635
Net cash provided by (used in) operating activities	**756**	**1,425**	**(440)**	**964**	**2,400**
CASH FLOWS FROM INVESTING ACTIVITIES					
Capital expenditures	(385)	(412)	(455)	(546)	(1,005)
Purchases of solar energy systems, net of sales	(25)	(37)	(26)	(20)	(16)
Purchase of intangible assets	–	–	–	–	(5)
Receipt of government grants	–	46	1	–	—
Business combinations, net of cash acquired	(76)	–	–	–	(13)
Net cash used in investing activities	**(486)**	**(403)**	**(480)**	**(566)**	**(1,039)**
CASH FLOWS FROM FINANCING ACTIVITIES					
Net cash flows from debt activities	(55)	(591)	544	164	(630)
Collateralized lease repayments	(83)	(87)	(97)	(71)	(56)
Net borrowings (repayments) under vehicle and solar financing	183	478	(160)	18	99
Net cash flows from noncontrolling interests - Auto	30	19	(8)	(3)	(31)
Net cash flows from noncontrolling interests - Solar	(28)	6	(40)	(42)	(49)
Proceeds from issuances of common stock in public offerings, net of issuance costs	–	–	2,309	–	4,973
Other	71	96	160	57	144
Net cash provided by (used in) financing activities	**118**	**(79)**	**2,708**	**123**	**4,450**
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(11)	14	(24)	38	86
Net increase in cash and cash equivalents and restricted cash	377	957	1,764	559	5,897
Cash and cash equivalents and restricted cash at beginning of period	5,449	5,826	6,783	8,547	9,106
Cash and cash equivalents and restricted cash at end of period	5,826	6,783	8,547	9,106	15,003

26

RECONCILIATION OF GAAP TO NON–GAAP FINANCIAL INFORMATION
(Unaudited)

In millions of USD or shares as applicable, except per share data	Q3-2019	Q4-2019	Q1-2020	Q2-2020	Q3-2020
Net income attributable to common stockholders (GAAP)	**143**	**105**	**16**	**104**	**331**
Stock-based compensation expense	199	281	211	347	543
Net income attributable to common stockholders (non-GAAP)	**342**	**386**	**227**	**451**	**874**
Less: Buy-out of noncontrolling interest	-	-	-	-	31
Net income used in computing EPS attributable to common stockholders (non-GAAP)	**342**	**386**	**227**	**451**	**843**
EPS attributable to common stockholders, diluted (GAAP)[1]	**0.16**	**0.11**	**0.02**	**0.10**	**0.27**
Stock-based compensation expense per share[1]	0.21	0.30	0.21	0.34	0.49
EPS attributable to common stockholders, diluted (non-GAAP)[1]	**0.37**	**0.41**	**0.23**	**0.44**	**0.76**
Shares used in EPS calculation, diluted (GAAP and non-GAAP)[1]	922	935	994	1,036	1,105
Net income attributable to common stockholders (GAAP)	**143**	**105**	**16**	**104**	**331**
Interest expense	185	170	169	170	163
Provision for income taxes	26	42	2	21	186
Depreciation, amortization and impairment	530	577	553	567	584
Stock-based compensation expense	199	281	211	347	543
Adjusted EBITDA (non-GAAP)	**1,083**	**1,175**	**951**	**1,209**	**1,807**
Total revenues	6,303	7,384	5,985	6,036	8,771
Adjusted EBITDA margin (non-GAAP)[2]	**17.2%**	**15.9%**	**15.9%**	**20.0%**	**20.6%**
Automotive gross margin (GAAP)	**22.8%**	**22.5%**	**25.5%**	**25.4%**	**27.7%**
Less: Total regulatory credit revenue recognized	2.0%	1.6%	5.5%	6.7%	4.0%
Automotive gross margin excluding regulatory credits (non-GAAP)	**20.8%**	**20.9%**	**20.0%**	**18.7%**	**23.7%**

In millions of USD	4Q-2017	1Q-2018	2Q-2018	3Q-2018	4Q-2018	1Q-2019	2Q-2019	3Q-2019	4Q-2019	1Q-2020	2Q-2020	3Q-2020
Net cash provided by (used in) operating activities (GAAP)	510	(398)	(130)	1,391	1,235	(640)	864	756	1,425	(440)	964	2,400
Capital expenditures	(787)	(656)	(610)	(510)	(325)	(280)	(250)	(385)	(412)	(455)	(546)	(1,005)
Free cash flow (non-GAAP)	(277)	(1,054)	(740)	881	910	(920)	614	371	1,013	(895)	418	1,395

In millions of USD	4Q-2017	1Q-2018	2Q-2018	3Q-2018	4Q-2018	1Q-2019	2Q-2019	3Q-2019	4Q-2019	1Q-2020	2Q-2020	3Q-2020
Net cash (used in) provided by operating activities - TTM (GAAP)	(61)	(389)	(319)	1,373	2,098	1,856	2,850	2,215	2,405	2,605	2,705	4,349
Capital expenditures - TTM	(3,415)	(3,518)	(3,169)	(2,563)	(2,101)	(1,725)	(1,365)	(1,240)	(1,327)	(1,502)	(1,798)	(2,418)
Free cash flow - TTM (non-GAAP)	(3,476)	(3,907)	(3,488)	(1,190)	(3)	131	1,485	975	1,078	1,103	907	1,931

(1) Prior period results have been retroactively adjusted to reflect the five-for-one stock split effected in the form of a stock dividend in August 2020
(2) Adjusted EBITDA margin is Adjusted EBITDA as a percentage of total revenues

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TESLA

A D D I T I O N A L   I N F O R M A T I O N WEBCAST INFORMATION Tesla will provide a live webcast of its third quarter 2020 financial results conference call beginning at 2:30 p.m. PT on October 21, 2020 at ir.tesla.com. This webcast will also be available for replay for approximately one year thereafter.   CERTAIN TERMS When used in this update, certain terms have the following meanings. Our vehicle deliveries include only vehicles that have been transferred to end customers with all paperwork correctly completed. Our energy product deployment volume includes both customer units installed and equipment sales; we report installations at time of commissioning for storage projects or inspection for solar projects, and equipment sales at time of delivery. "Adjusted EBITDA" is equal to (i) net income (loss) attributable to common stockholders before (ii)(a) interest expense, (b) provision for income taxes, (c) depreciation, amortization and impairment and (d) stock-based compensation expense, which is the same measurement for this term pursuant to the performance-based stock option award granted to our CEO in 2018. "Free cash flow" is operating cash flow less capital expenditures. NON-GAAP FINANCIAL INFORMATION Consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis to supplement our consolidated financial results. Our non-GAAP financial measures include non-GAAP automotive gross margin, non-GAAP net income (loss) attributable to common stockholders, non-GAAP net income (loss) attributable to common stockholders on a diluted per share basis (calculated using weighted average shares for GAAP diluted net income (loss) attributable to common stockholders), Adjusted EBITDA, Adjusted EBITDA margin, and free cash flow. These non-GAAP financial measures also facilitate management’s internal comparisons to Tesla’s historical performance as well as comparisons to the operating results of other companies. Management believes that it is useful to supplement its GAAP financial statements with this non-GAAP information because management uses such information internally for its operating, budgeting and financial planning purposes. Management also believes that presentation of the non-GAAP financial measures provides useful information to our investors regarding our financial condition and results of operations so that investors can see through the eyes of Tesla management regarding important financial metrics that Tesla uses to run the business, and allowing investors to better understand Tesla’s performance. Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under U.S. GAAP when understanding Tesla’s operating performance. A reconciliation between GAAP and non-GAAP financial information is provided above.   FORWARD-LOOKING STATEMENTS Certain statements in this update, including statements in the “Outlook” section; statements relating to the future development, production capacity and output rates, demand and market growth, deliveries, deployment, safety, range and other features and improvements, and timing of existing and future Tesla products and technologies such as Model 3, Model Y, Cybertruck, Tesla Semi, Roadster, Autopilot and Full Self Driving, our energy products and services such as Megapack, Solar Roof and Powerwall, and the battery cells we are developing and related technologies; statements regarding operating margin, spending and liquidity targets; statements regarding manufacturing and procurement improvements, cost reductions and efficiencies; statements regarding construction, expansion, improvements and/or ramp at the Tesla Factory, Gigafactory Shanghai, Gigafactory Berlin and Gigafactory Texas; and statements regarding our hiring targets are “forward-looking statements” that are subject to risks and uncertainties. These forward-looking statements are based on management’s current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those projected. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: uncertainties in future macroeconomic and regulatory conditions arising from the current global pandemic; the risk of delays in launching and manufacturing our products and features cost-effectively; our ability to grow our sales, delivery, installation, servicing and charging capabilities and effectively manage this growth; consumers’ willingness to adopt electric vehicles generally and our vehicles specifically; the ability of suppliers to deliver components according to schedules, prices, quality and volumes acceptable to us, and our ability to manage such components effectively; any issues with lithium-ion cells or other components manufactured at Gigafactory Nevada; our ability to build and ramp Gigafactory Shanghai, Gigafactory Berlin and Gigafactory Texas in accordance with our plans; our ability to procure supply of battery cells, including through our own manufacturing; risks relating to international expansion; any failures by Tesla products to perform as expected or if product recalls occur; the risk of product liability claims; competition in the automotive and energy product markets; our ability to maintain public credibility and confidence in our long-term business prospects; our ability to manage risks relating to our various product financing programs; the unavailability, reduction or elimination of government and economic incentives for electric vehicles and energy products; our ability to attract and retain key employees and qualified personnel and ramp our installation teams; our ability to maintain the security of our information and production and product systems; our compliance with various regulations and laws applicable to our operations and products, which may evolve from time to time; risks relating to our indebtedness and financing strategies; and adverse foreign exchange movements. More information on potential factors that could affect our financial results is included from time to time in our Securities and Exchange Commission filings and reports, including the risks identified under the section captioned “Risk Factors” in our quarterly report on Form 10-Q filed with the SEC on July 28, 2020. Tesla disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise. 28